EXHIBIT 10.19

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED WITH “[***]”, HAS BEEN EXCLUDED BECAUSE IT IS NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

MPC MASTER PURCHASE COMMITMENT
DATE:

This Purchase Commitment (“Commitment”) is issued by Premier Nutrition Company, LLC (“PNC”) and accepted by Fonterra (USA) Inc (“Fonterra”), each a Party to that certain Master Supply Agreement with an Effective Date of 31 October 2019 (“Master Supply Agreement”). Purchase Orders issued by PNC and its Third Party Manufacturers (“TPMs”) against this Master Purchase Commitment shall be subject exclusively to the terms and conditions of the Master Supply Agreement.

1.	Term

1.1.	This Commitment shall commence on January 1, 2020 for an Initial Term of 2 years (up to December 31, 2021).

1.2.	Following the expiry of the Initial Term, the Commitment will automatically renew for additional periods of two years.

1.3.	Either party may provide written notification of termination to the other party not less than [***] prior to the expiry of the then-current term.

1.4.	The Initial Term and any additional terms may be referred to collectively as the “Term”.

2.	Product

2.1.	Milk Protein Concentrate [***] as specified in Exhibit A to this Master Purchase Commitment (“Ingredient”).

2.2.
Fonterra is currently seeking to source MPC from up to two manufacturing plants (“New Plants”) located in the United States and/or Europe. In the event Fonterra desires to seek qualification from PNC for such New Plants, PNC agrees that it will commit and deploy the resources necessary to complete PNC’s qualification process without delay provided Fonterra shall use all reasonable endeavors to cooperate with PNC on a timely basis. Notwithstanding the foregoing, nothing in this provision obligates PNC to approve the qualification of any New Plant unless such New Plant successfully meets all quality standards as required by PNC’s Quality Assurance.

3.	Quantities

3.1.	[***] (“Minimum Forecast Volume”).

3.2.	Volumes of Product ordered during the Term by PNC directly, or by its TPMs on PNC’s behalf, are included as part of the Minimum Forecast Volume.

3.3.	PNC’s TPMs include: [***]

3.4.	PNC may add or remove TPMs from time to time with Fonterra’s consent, which consent will not be unreasonably withheld or delayed.

3.5.
Any purchase orders submitted by PNC for volume in addition to that specified in any Master Purchase Commitment (“Additional Volume”) may be supplied by Supplier on a spot basis as agreed by the parties.

4.	Price

4.1.	Supply Chain Cost definition

Supply Chain
The table below specifies the United States Dollar/Metric Tonne (“USD/MT”) freight rate [***]

The freight rates above are valid until the 31st of December 2020.

The Freight Rates may be updated by Fonterra on an annual basis following a transport cost review, which shall be completed by the 1st of October of each year.

4.2.	Product Price Definition

Price
Pricing is to be determined on a monthly basis in USD: [***]

Pricing information for GDT event results and USDA NDPSR results will be taken from the websites below:
https://www.globaldairytrade.info/en/product-results/skim-milk-powder/
https://usda.library.cornell.edu/concern/publications/rb68xb84x?locale=en

In the event that the GDT Results record a “n.p.” result (“not published”) for a given contract period for the Ingredient, a genuine credible price was discovered, and this price will apply to the formula contained in this Supply Agreement.  This is further described on the GDT website:
https://www.globaldairytrade.info/en/gdt-events/gdt-events-frequently-asked-questions/#section-10

In the event that a “n.s.” result (“not sold”) is recorded for a given contract period then:

•    The average price of the product in the given GDT event will be used in the calculation to replace the price that would have been used for this contract period.  For example, if “n.s.” was recorded for C2 then the average weighted price of C1-C6 for this event would be used in its place;
•    If “n.s.” is recorded for every contract period for a particular Ingredient then the percentage change on the GDT index for the given event will be taken as the price change for this Ingredient when compared to the prior event.  This calculated price will then be used in place of the price that would otherwise have been recorded for this contract period.  For example, if the Supply Agreement references the average C2 price for WMP Regular for the month, and the C1, C2, C3, C4, C5 and C6 WMP Regular prices all record “n.s.” then the percentage movement of the entire GDT index for this event (e.g. +3%) will be taken and applied to the C2 price from the previous event (e.g. previous C2 price + 3%) and then used in the formula described in this Supply Agreement.

In the event that the entire GDT platform is discontinued or temporarily ceases trading for any reason, the parties will seek to agree an alternative index for the purposes of calculating the Prices in accordance with the formula above. In the absence of agreement being reached between the parties the last applicable GDT result shall be used to calculate the Price and either party may give one months’ notice to terminate this Supply Agreement and no party shall have any claim against the other except in respect of matters arising prior to the date of termination.

Notwithstanding the foregoing, at any time prior to the time when PNC will provide Fonterra with a [***] forecast (in accordance with sections 5.1 through 5.4 below), PNC and Supplier may mutually agree to alternative pricing models (“Alternative Pricing Models”) for pricing Products purchased from the Supplier for a specified delivery window. PNC has the option, within five (5) business days pf receipt of an Alternative Pricing Model (the “Acceptance Window”) to accept the Alternative Pricing Model offered for the upcoming [***] period.

4.3.
The Domestic Supply Chain Costs [***] for delivering to the TPMs’ locations will be reviewed each August and December and the updated cost will be provided to PNC. PNC has the option to either accept the updated Domestic Supply Chain Cost or elect an “Ex-Warehouse” price to avoid the Domestic Supply Chain Costs.

4.4.
International Supply Chain Costs including Ocean Freight, Insurance, Customs and warehousing charges will be fixed for the first 12 months of the Agreement. Beginning in January 2020 and repeating each calendar year of the Term, International Supply Chain Costs will be reviewed by Fonterra in October and updated, in Fonterra’s sole discretion, for pricing effective the following January (so January 2021 for the initial review). Fonterra will notify PNC of any change to the International Supply Chain Costs, and the basis therefore, by the end of October.

4.5.	Most Favored Nation Pricing (“MFN”). If at any time during the Term, Fonterra sells any [***] to any Third Party in the United States:

4.5.1.	with similar functionality and quality;

4.5.2.	in similar volumes of [***] and of total ingredients purchased in the aggregate; and

4.5.3.
for comparable agreement durations, when compared to any [***] sold to PNC under this Agreement, at a Net Price which is lower than the price for [***] charged to PNC under this Agreement (at the time period the comparison is made) then that lower Net Price will be substituted for the price charged to PNC for the [***] after the effective date of, and for a period commensurate with, the time period during which the lower Net Price is paid by the relevant Third Party.

4.5.3.1.
“Third Party” means any individual, corporation, partnership, trust, cooperative, or other business organization or entity, and any other recognized organization, other than the parties or their affiliates.

4.5.3.2.	“Net Price” means the ultimate cost to the Third Party, taking into account:

4.5.3.2.1.	any rebates, credits, and/or discounts;

4.5.3.2.2.	elements that may affect the costs, such as packaging parameters, testing, capital, freight, duty, port costs, insurance and warehousing costs and sales taxes;

4.5.3.2.3.	exchange rate calculations and currency fluctuations; and

4.5.3.2.4.	any other unusual or extraordinary factors.

4.5.4.	[***]

4.5.5.
Annually, Fonterra will provide PNC with a certification that Fonterra has complied with its obligations under this clause that is executed by an Officer of Fonterra. Fonterra will send such certification to PNC no later than December 31st of each calendar year during the Term.

4.5.6.
PNC shall have the right, not more than [***] to have an independent third party auditor which is acceptable to Fonterra (“MFN Auditor”) conduct an audit of Fonterra’s compliance with this clause at its cost. The scope and form of the reporting for such audit will be as agreed by the parties. The MFN Auditor will, at the conclusion of such audit, report to the parties whether Fonterra has complied with its MFN obligations, specifying what, if any, breaches occurred with sufficient detail to enable the parties to assess the extent and magnitude of monies owed to PNC, if any.

4.5.7.	Should the MFN Auditor find that Fonterra has not complied with this clause, then [***]

5.	Forecasting / Purchase Orders

5.1.	On or about [***] PNC will provide Fonterra with a forecast setting out how much [***] it will order, directly or through its TPMs, for [***].

5.2.	On or about [***] PNC will provide Fonterra with a forecast setting forth how much [***] it will order, directly or through its TPMs, for [***].

5.3.	On or about [***] PNC will provide Fonterra with a forecast setting out how much [***] it will order, directly or through its TPMs, for [***].

5.4.	On or about [***] PNC will provide Fonterra with a forecast setting forth how much [***] it will order, directly or through its TPMs, for [***].

5.5.	[***].

5.6.	PNC will issue Purchase Orders, directly or in combination with Purchase Orders issued to Fonterra by PNC’s TPMs for a total of no less than [***] Metric Tons of Product [***].

5.7.
If the Purchase Orders described in section 5.6 above for the Product [***] of the Minimum Forecast Volume, such does not constitute breach, and Fonterra shall be entitled to invoice PNC, and PNC shall be required to pay undisputed invoices within forty-five (45) Business Days of receipt of any such invoice for the difference between the volume PNC ordered during [***] and the Minimum Forecast Volume (the “Untaken Volume Fee”). The Untaken Volume Fee will be calculated as:

Minimum Forecast Volume (in metric tons) less (the volume (in metric tons) actually ordered by PNC of Product [***].

6.	Delivery Terms: Per relevant Purchase Orders

7.	Payment Terms: Per relevant Purchase Orders

Agreed to and executed as of the date signed by both parties.

Fonterra (USA) Inc.                    Premier Nutrition Company, LLC

By:     [***]                        By: /s/ Paul Rode

Title: President                             Title: CFO

Date:                            Date: